UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 24, 2006

FISCHER IMAGING CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Interlocken Blvd, Suite 400 Broomfield, Colorado		80021
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01                                             Other Events

In March 2006, Fischer Imaging Corporation (the “Fischer”) held an auction to sell its radiology, electrophysiology and surgical (“RE &S business”).  Fischer signed an asset purchase agreement (“RE&S Agreement”) with Byers Peak, Inc. (“Byers”) on August 21, 2006.  Under Delaware law, any sale of all or substantially all of Fischer’s assets requires approval by Fischer’s stockholders.  The Board determined that the sale of the assets related to the RE&S Agreement was considered a sale of all or substantially all of Fischer’s remaining assets.  In order to avoid the expense and time delay involved in securing stockholder approval and in light of Fischer’s deteriorating financial position, the Board elected to file a petition under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Colorado (“Bankruptcy Court”), and such petition was filed on August 22, 2006.  Fischer immediately moved to have the sale under the RE&S Agreement approved pursuant to §363(b) and (f) of the Bankruptcy Code.

The final auction with respect to the RE&S Business was held in the Bankruptcy Court on October 24, 2006.  The winning bidder was JN Properties LLC (“JN Properties”), Fischer’s previous landlord and a company whose General Partners are Morgan W Nields and Kinney L Johnson.  Nields is a stockholder and former director, chairman of Fischer’s Board of Directors, and chief executive officer of Fischer.  Johnson is a former director and President of Fischer. The assets to be sold are all of Fischer’s right, title and interest in and to the VersaRad Line, the EPX/SPX Line and the Bloom Line including some related equipment, inventory (excluding Bloom finished goods inventory), general intangibles and intellectual property necessary to design, manufacture, market, sell, distribute, support and repair the Product Lines (“RE&S Assets”).  JN Properties has agreed, subject to the fulfillment of certain minor conditions, to purchase the RE&S Assets, and assume related service contracts and warranty repair obligations for a minimum purchase price of $590,000 to be paid over a period ending no later than one year from the date of closing the transaction.  In addition, JN Properties agreed to pay Fischer up to another $80,000 depending on the number of Bloom units sold by JN Properties through one year after the date of closing the transaction.  The base purchase price is approximately $490,000 higher than the base purchase price under the Byers RE&S Agreement.

The sale to JN Properties is expected to close on October 31, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: October 25, 2006	By:	/s/ PAULA L. ROSSON
Paula L. Rosson
President and Chief Executive Officer